EXHIBIT 99.2

GENNX/TBEI INTERMEDIATE CO.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

SIX MONTHS ENDED MARCH 31, 2017 AND 2016

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)	March 31, 2017	September 30, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$0.1	$0.2
Accounts receivable, net	23.8	19.6
Inventories, net	22.5	13.2
Prepaid expenses and other current assets	0.9	0.5
Deferred income taxes	0.9	1.1
Total current assets	48.2	34.6
Properties and equipment, net	22.1	12.4
Goodwill	90.1	55.6
Intangible assets, net	85.6	88.4
Business acquisition deposit	—	47.3
Total assets	$246.0	$238.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6.7	$4.9
Accounts payable	16.4	12.3
Income tax payable	0.6	1.0
Contingent consideration	2.9	—
Accrued expenses and other current liabilities	7.8	8.4
Total current liabilities	34.4	26.6
Deferred income taxes	35.5	34.4
Long-term debt	149.3	115.5
Preferred stock subject to mandatory redemption	12.5	1.7
Total liabilities	231.7	178.2
Shareholders' equity:
Common stock, $0.01 par value, 1,100 shares authorized; 1,000 shares issued and outstanding	—	—
Additional paid-in capital	7.5	57.1
Retained earnings	6.8	3.0
Total shareholders' equity	14.3	60.1
Total liabilities and shareholders' equity	$246.0	$238.3
See notes to condensed consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Six Months Ended March 31,
(in millions)	2017	2016
Net sales	$93.4	$74.0
Cost of sales	69.6	54.7
Gross profit	23.8	19.3
Selling, general, and administrative expenses	11.4	9.7
Operating income	12.4	9.6
Other expense	1.0	0.9
Interest expense	5.4	3.3
Income before income taxes	6.0	5.4
Income tax expense	2.2	2.0
Net income	3.8	3.4
Other comprehensive income	—	—
Comprehensive income	$3.8	$3.4
See notes to condensed consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Unaudited)

(in millions)	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance at September 30, 2016	—	57.1	3.0	60.1
Net income	—	—	3.8	3.8
Distribution to shareholders	—	(49.6)	—	(49.6)
Balance at March 31, 2017	—	7.5	6.8	14.3

(in millions)	Common Stock	Additional Paid-In Capital	(Accumulated Deficit)/ Retained Earnings	Total
Balance at September 30, 2015	$—	$57.1	$(2.8)	54.3
Net income	—	—	3.4	3.4
Balance at March 31, 2016	$—	$57.1	$0.6	$57.7
See notes to condensed consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended March 31,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$3.8	$3.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1.6	0.9
Amortization of intangible assets	2.8	2.8
Amortization of debt issuance costs	0.6	0.2
Gain on sale of properties and equipment	(0.2)	—
Changes in operating assets and liabilities, net of effects of acquisitions	(3.4)	(5.3)
Net cash provided by operating activities	5.2	2.0
Cash flows from investing activities:
Purchases of property and equipment	(1.9)	(1.7)
Proceeds from sale of properties and equipment	0.4	0.1
Net cash used for investing activities	(1.5)	(1.6)
Cash flows from financing activities:
Net decrease in revolving credit borrowings	(0.1)	(4.2)
Proceeds from long-term debt	40.0	—
Payments of long-term debt	(2.4)	(1.6)
Payments of debt issuance costs	(2.5)	—
Distribution to shareholders	(49.6)	—
Redemptions of mandatorily redeemable preferred stock	(1.7)
Proceeds from issuance of preferred stock	12.5	—
Net cash used for financing activities	(3.8)	(5.8)
Net decrease in cash and cash equivalents	(0.1)	(5.4)
Cash and cash equivalents - beginning of period	0.2	4.3
Cash and cash equivalents - end of period	$0.1	$(1.1)
See notes to condensed consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
GenNx/TBEI Intermediate Co. was incorporated on August 21, 2015 in the state of Delaware.
GenNx/TBEI Intermediate Co. and Subsidiaries (the Company) manufacture truck bodies and hydraulic truck hoists. Sales of products are made to original equipment manufacturers, dealers, distributors, and end users principally throughout North America.
Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries, Truck Bodies & Equipment International, Inc., Ox Bodies, Inc., Rugby Manufacturing Company, Crysteel Manufacturing, Inc., and Tishomingo Acquisition LLC. All intercompany balances and transactions have been eliminated in consolidation.
In addition, as discussed in Note 2 – Business Acquisition, on October 1, 2016, the Company completed the acquisition of 100% of the outstanding common stock of Travis Acquisition, LLC (Travis). The Consolidated Balance Sheet as of March 31, 2017 includes preliminary fair values assigned to the assets acquired and liabilities assumed in connection with the acquisition and the Consolidated Statement of Income and Comprehensive Income for the six months ended March 31, 2017 includes the post-acquisition operating results of Travis.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such guidance, although the Company believes that the disclosures are adequate to ensure the information presented is not misleading. These condensed consolidated financial statements have been prepared in accordance with the Company’s accounting policies described in the Company’s consolidated financial statements for the year ended September 30, 2016, and should be read in conjunction with those consolidated financial statements and the notes thereto.
These condensed consolidated financial statements include all normal and recurring adjustments that we considered necessary to present a fair statement of our results of operations, financial condition and cash flow. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances at high credit quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At various times during the year, such balances may be in excess of the FDIC limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.
Accounts Receivable
The Company provides an allowance for bad debts using the allowance method, which is based on management judgment considering historical information. Products are sold on an unsecured basis, with payment due 30 days after receipt of the invoice. Accounts past due more than 90 days are individually analyzed for collectability. When all collection efforts have been exhausted, the accounts are written off against the related allowance. At both March 31, 2017 and September 30, 2016, the allowance was $0.5 million.
Inventories
The Company records inventories using the lower of cost (first-in, first-out) or market method. Inventories are periodically reviewed for obsolescence and overstock by comparing quantities on hand to forecasted future requirements and estimated net realizable value. Items considered obsolete or overstock are written off. Items with a carrying value in excess of net realizable value are written down to net realizable value.
Properties and Equipment
Properties and equipment are stated at their fair values as of the date of the acquisitions and at cost for properties and equipment purchased other than through business acquisitions, less accumulated depreciation and amortization. Management reviews these

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

assets to determine whether there are indicators that would suggest that the carrying value of the assets exceed their respective fair values. Depreciation and amortization of properties and equipment is computed using the straight-line method over the shorter of their estimated useful lives or in the case of assets that are leased, the lease term of the assets. Maintenance, repairs, and minor renewals are charged to expense as incurred, while replacements and major renewals are capitalized.
Construction in Process
Construction in process represents expenditures for property and equipment which have not been placed into service as of the balance sheet date. No depreciation expense is taken on these assets until they become operational.
Goodwill
Goodwill represents the excess of the cost of an acquired business over the amounts assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs or circumstances change that would more likely than not reduce the estimated fair value of a reporting unit below its carrying amount.
Intangible Assets
Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives and are tested for impairment whenever an event occurs or circumstances change that indicate the carrying amount may not be recoverable.
Indefinite-lived intangible assets are tested for impairment on an annual basis, or more frequently if an event occurs or circumstances change that indicate the fair value of an indefinite-lived intangible asset could be below its carrying amount. The impairment test consists of comparing the fair value of the indefinite-lived intangible asset with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.
Warranties and Product Returns
Products sold are covered by warranties with various terms. Estimated warranty and product return claims costs are accrued in the same period in which the revenue is recognized, based on anticipated costs, utilizing historical experience. The following is a summary of the changes in the Company's warranty liability for the six months ended March 31, 2017 and 2016:

	Six Months ended March 31,
(in millions)	2017	2016
Balance at beginning of period	$1.3	$1.0
Provision to expense	0.7	0.6
Payments	(0.7)	(0.6)
Balance at end of period	$1.3	$1.0
Debt Issuance Costs
The Company presents debt issuance costs as a direct deduction from the face amount of the related borrowings, amortizes debt issuance costs using the effective interest method over the life of the related debt and records the amortization as a component of interest expense.
Income Taxes
Deferred income taxes are recognized to account for the temporary differences between the tax basis of assets and liabilities and the financial reporting amounts. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the current taxes payable (receivable) and the changes in deferred tax assets and liabilities during the period. The Company evaluated its tax positions and determined it has no uncertain tax liability as of March 31, 2017 or September 30, 2016.
Revenue Recognition
Revenue on sales is recognized when the title passes to the customer, which generally occurs upon delivery or shipment dependent upon the terms of the arrangement with the customer. No future performance obligations exist once title passes. The prices on all sales are fixed and determinable prior to the sale. Estimates for sales returns and discounts are recorded in the period of the related sale.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
NOTE 2 – BUSINESS ACQUISITION
On September 30, 2016, a subsidiary of GenNX/TBEI Intermediate Co. entered into a purchase agreement by which it acquired 100% of the outstanding common stock in Travis for total consideration of $50.5 million, including a $2.9 million earn out provision. The Company expects that the acquisition of Travis will enable it to strengthen its market position as a leading dump truck and trailer manufacturer. The acquisition was primarily financed through draws on the line of credit with PNC Bank and additional term debt with Brightwood Loan Services, LLC totaling $36.0 million. The Company funded a business acquisition deposit of $47.3 million on September 30, 2016. Although the initial consideration was transferred on September 30, 2016, based on the terms of the purchase agreement, the Company did not obtain control of Travis until October 1, 2016. As such, the acquisition was not considered to be completed until October 1, 2016, and the initial consideration transferred, which included a preliminary working capital adjustment, was recorded as a Business acquisition deposit on the Consolidated Balance Sheet as of September 30, 2016.
The Company accounted for this acquisition under the purchase method of accounting in accordance with ASC 805, Business Combinations. Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The preliminary measurements of fair value set forth in the table below are subject to change during the measurement period as valuations are finalized. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable.
The following table summarizes the preliminary fair value of assets acquired and liabilities assumed as of the October 1, 2016 acquisition date:

(in millions)
Purchase price, inclusive of working capital adjustment	$47.6
Estimated fair value of earn out provision	2.9
Total consideration	50.5

Accounts receivable	1.9
Inventories	8.1
Other current assets	0.7
Properties and equipment	9.7
Current liabilities	(3.3)
Deferred tax liabilities	(1.1)
Net assets acquired	$16.0

Goodwill	$34.5

(a)	Goodwill is not expected to be deductible for tax purposes

In the period between the October 1, 2016 closing date and March 31, 2017, Travis generated approximately $20.2 million of net sales and $3.0 million of operating income.

The Company incurred transaction costs totaling $0.7 million related to the acquisition during the six months ended March 31, 2017.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

NOTE 3 – INVENTORIES
Inventories consist of the following as of March 31, 2017 and September 30, 2016:

(in millions)	March 31, 2017	September 30, 2016
Raw materials	$13.1	$5.8
Work-in-process	4.4	2.0
Finished goods	6.4	5.9
Reserve for obsolescence	(1.4)	(0.5)
Total	$22.5	$13.2
NOTE 4 – PROPERTIES AND EQUIPMENT, NET
Properties and equipment, net, consists of the following as of March 31, 2017 and September 30, 2016:

(in millions)	March 31, 2017	September 30, 2016
Land	$3.0	$0.5
Buildings and improvements	9.4	3.5
Equipment	11.9	9.6
Vehicles	0.8	0.3
Construction in process	0.5	0.6
Subtotal	25.6	14.5
Less: accumulated depreciation	(3.5)	(2.1)
Total	$22.1	$12.4
NOTE 5 – GOODWILL AND OTHER INTANGIBLE ASSETS
The following table summarizes the carrying amount of goodwill:

(in millions)	Total
Balance at October 1, 2016	$55.6
Business acquisition	34.5
Balance at March 31, 2017	$90.1
The following table summarizes the gross carrying amount and accumulated amortization of intangible assets for each major class of intangible assets:

	March 31, 2017			September 30, 2016
(in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Definite-lived intangible assets:
Customer relationships (a)	$62.0	$(8.4)	$53.6	$62.0	$(5.6)	$56.4
Total definite-lived intangible assets	62.0	(8.4)	53.6	62.0	(5.6)	56.4
Indefinite-lived intangible assets:
Trade names	32.0	—	32.0	32.0	—	32.0
Total indefinite-lived intangible assets	32.0	—	32.0	32.0	—	32.0
Total intangible assets	$94.0	$(8.4)	$85.6	$94.0	$(5.6)	$88.4

(a)	Average useful life of customer relationships is 11 years.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

NOTE 6 – LONG-TERM DEBT
Revolving Credit Agreement
The Company has a Revolving Credit Agreement with PNC Bank that matures in September 2020. The Revolving Credit Agreement allows for maximum borrowings on the Revolver of $30.0 million and Swing Loan Advances to $3.0 million. The borrowings on the Revolver at March 31, 2017 and September 30, 2016 totaled $19.6 million and $19.7 million, respectively. The Revolving Credit Agreement is subject to an intercreditor agreement that secures substantially all assets of the Company.
Credit Agreement -Term Loan
The Company has a Credit Agreement (the Brightwood CA) with Brightwood Loan Services, LLC that includes a term loan that allows for $71.0 million in initial borrowings, with a delayed draw of up to $15.0 million under terms defined within the agreement. The Brightwood CA is subject to an intercreditor agreement that secures substantially all assets of the Company.
On September 30, 2016, the Brightwood CA was amended to add an incremental term loan of $36.0 million to facilitate the acquisition of Travis Acquisition, LLC (see Note 2), resulting in an increase of the initial borrowings on the term loan to $107.0 million.
In February 2017, the Brightwood CA was further amended to provide for an incremental term loan of $40.0 million to facilitate a distribution to shareholders of approximately $50.0 million, resulting in an increase of the initial borrowings on the term loan to $147.0 million.
The term loan matures in March 2021 and requires quarterly principal payments equal to 1.178% of the total aggregate principal amount outstanding on the initial borrowings. The outstanding balance on the term loan at March 31, 2017 and September 30, 2016 was $141.4 million and $103.8 million, respectively.
The revolving credit and term debt agreements contain various covenants, including compliance with fixed charge coverage and total net leverage ratios, as defined within the agreements.
Debt Issuance Costs
In connection with the credit agreement amendment in the six months ended March 31, 2017, the Company incurred approximately $2.5 million of debt issuance costs. The unamortized balance of the debt issuance costs at March 31, 2017 and September 30, 2016 was $5.0 million and $3.1 million, respectively.
NOTE 7 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other liabilities consist of the following as of March 31, 2017 and September 30, 2016:

(in millions)	March 31, 2017	September 30, 2016
Compensation	$2.8	$3.8
Commissions	0.3	0.4
Workers' compensation	0.7	0.3
Warranty	1.3	1.3
Interest	1.7	1.1
Acquisition costs	—	0.6
Other	1.0	0.9
Total	$7.8	$8.4
NOTE 8 – PREFERRED STOCK
The Company issued 5,000 shares of preferred stock (the Series A Preferred Stock) for $5.0 million on September 30, 2015. The Series A Preferred Stock is mandatorily redeemable at the earlier of a change in control or three years subsequent to the issuance, unless otherwise restricted by the Brightwood CA. The Company must redeem the preferred shares at the redemption price defined

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

within the amended and restated Certificate of Incorporation. The Company can also redeem the shares earlier under certain conditions. In the six months ended March 31, 2017, the Company paid $1.7 million to redeem the remaining shares of Series A Preferred Stock that were outstanding as of September 30, 2016.
In the six months ended March 31, 2017, the Company obtained authorization to issue an additional 12,500 shares of preferred stock at a par value of $0.01 (the Series B Preferred Stock). In February 2017, the Company issued the 12,500 shares of the Series B Preferred Stock, receiving proceeds of $12.5 million. The Series B Preferred Stock is mandatorily redeemable at the earlier of a change in control or on September 30, 2018, unless otherwise restricted by the Brightwood CA. The Company must redeem the preferred shares at the redemption price defined within the amended and restated Certificate of Incorporation. The Company can also redeem the shares earlier under certain conditions.
The Series A and Series B Preferred Stock bear cumulative dividends at a rate of 10% for September 30, 2015 through March 31, 2017; 15% for April 1, 2017 through September 30, 2017; and 18% for October 1, 2017 through September 30, 2018.
The following is a summary of the changes in preferred stock during the six months ended March 31:

	Six Months ended March 31,
(in millions)	2017	2016
Balance at beginning of period	$1.7	$5.0
Redemptions of preferred stock	(1.7)	—
Issuance of preferred stock	12.5	—
Balance at end of period	$12.5	$5.0
As discussed in Note 10 – Subsequent Event, the Company was acquired by Federal Signal on June 2, 2017. In conjunction with the acquisition, the Company subsequently redeemed all outstanding shares of the Series B Preferred Stock.
NOTE 9 – FAIR VALUE MEASUREMENTS
The Company uses a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are developed based on market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions about valuation based on the best information available in the circumstances. The three levels of inputs are classified as follows:

•	Level 1 — quoted prices in active markets for identical assets or liabilities;

•
Level 2 — observable inputs, other than quoted prices included in Level 1, such as quoted prices for markets that are not active, or other inputs that are observable or can be corroborated by observable market data; and

•
Level 3 — unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities, including certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In determining fair value, the Company uses various valuation approaches within the fair value measurement framework. The valuation methodologies used for the Company’s assets and liabilities measured at fair value and their classification in the valuation hierarchy are summarized below:
Contingent Consideration
The Company has a contingent obligation to transfer cash to the former owners of Travis if specified financial results are met over future reporting periods (i.e., an earn-out). Liabilities for contingent consideration are measured at fair value each reporting period, with the acquisition-date fair value included as part of the consideration transferred. Subsequent changes in fair value are recorded in the Consolidated Statements of Operations.
The Company uses an income approach to value the contingent consideration obligation based on future financial performance, which is determined based on the present value of expected future cash flows. Due to the lack of relevant observable market data over fair value inputs, the Company has classified the contingent consideration liability within Level 3 of the fair value hierarchy outlined in ASC 820, Fair Value Measurements. Increases in the expected payout under a contingent consideration arrangement contribute to increases in the fair value of the related liability. Conversely, decreases in the expected payout under a contingent

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (CONTINUED)

consideration arrangement contribute to decreases in the fair value of the related liability. Changes in assumptions could have an impact on the fair value of the contingent consideration, which has a maximum payout of $2.9 million.
The following tables summarize the Company’s liability that is measured at fair value on a recurring basis as of March 31, 2017:

	Fair Value Measurement at Reporting Date Using
(in millions)	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$2.9	$2.9
The following table provides a roll-forward of the fair value of recurring Level 3 fair value measurements in the six months ended March 31, 2017:

(in millions)	2017
Contingent consideration liability, at October 1, 2016	$—
Issuance of contingent consideration in connection with acquisitions	2.9
Settlements of contingent consideration liabilities	—
Foreign currency translation	—
Total losses included in earnings	—
Contingent consideration liability, at March 31, 2017	$2.9
NOTE 10 – SUBSEQUENT EVENT
On June 2, 2017, Federal Signal Corporation (Federal Signal) completed the acquisition of all of the outstanding shares of capital stock of the Company. The initial consideration paid by Federal Signal to acquire the Company was approximately $271.8 million, inclusive of cash acquired and a preliminary working capital adjustment.